Exhibit 10.1

INDEPENDENT CONTRACTOR AGREEMENT

I, William Smith, dba Argos Advisors LLC (“Contractor”), in consideration of my rendering or continuing to render certain services to ALR Technologies, Inc., its subsidiaries, affiliates, successors or assigns (together “ALRT, or the “Company”), and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree to the provisions of this Independent Contractor Agreement (“Agreement”) as follows:

1.         Recitals and Acknowledgements.

(a)           I acknowledge that the Company is in the business of designing, marketing and distributing technology-based products to help people achieve better health and well-being. These products include medication administration reminders and a web-based patient monitoring system, including but not limited to Health-e-Connect (or HeC”), intended to help optimize a patient’s health care plan and therapeutic benefit by improving compliance, communication and feedback.

(b)           I acknowledge that the Company wishes to engage my services as an independent contractor to perfom1 as Director, Commercial Strategy and External Affairs (as defined in “Services of Independent Contractor” section. below).

(c)           I acknowledge that, as a result of my engagement by the Company, I will have access to unique, valuable, and confidential information of the Company including, but not limited to, its methods of operation its marketing techniques and strategies, its pricing, its Suppliers (as defined below), its research and development information, and various forms of information concerning its Customers (as defined below) and their preferences, as well as personal interaction with the Customers, and in some instances, may be the only representative of the Company to personally interact with the Customers.

(d)           “Suppliers” shall refer to the suppliers from whom the Company purchases the Company’s Products.

(e)           “Customers” shall refer to the persons or entities to whom the Company sells or distributes or for whom the Company develops its Products, including, but not limited to, system users, clinicians, pharmacies, payer groups, distributors and government entities.

(f)           “Effective Date” shall refer to the date on which this Agreement “as reached and is effective, February 1, 2013.

2.         Services of Independent Contractor.   I acknowledge that the Company has engaged me, and I accept such engagement, to serve as Director, Commercial Strategy and External Affairs to the Company and that I shall perform these services through various means, including development and execution of sales and marketing strategies, government affairs strategies, communications strategies and investor relations strategies. This shall include the identification of potential customers, customer calls and presentations to those customers, while providing specific input on how ALRT will satisfy those needs. I agree to undertake and assume all responsibilities attendant to these Services. I further agree that, in accepting this engagement, I shall abide by all federal, state and local laws and regulations relating to the performance of my Services, and I shall follow any and all Company policies. I acknowledge that the Company may alter or amend these Services, or the Company’s policies, at any time.

3.         Compensation.   The Company shall compensate me, and I agree to such compensation, as set forth in Appendix A to this Agreement.

4.         Term of the Relationship.   I acknowledge that the term of this Agreement shall terminate by December 31, 2013. I further acknowledge that ALRT may, in its sole discretion, renew this Agreement for successive terms of duration decided by ALRT by providing written notice to me. Absent a written agreement or written notice provided to me regarding renewal or non-renewal, this Agreement will be deemed to be renewed immediately prior to its expiration for a one (1) year term. The initial term, plus any extensions thereof, until this Agreement is terminated according to its terms, is referred to herein as the “Term” or “Term of the Agreement.”

5.         Independent Contractor Status.   It is acknowledged and agreed that I am at all times an independent contractor, rather than an employee, co-venturer, agent, partner or representative of the Company. In accordance with this independent contractor status, I understand and agree that (a) I shall not be considered as having employee status for the purpose of any employee benefit plan or employee welfare benefit plan applicable to the Company’s employees, and the Company will not make any employee withholdings form payments made to me; (b) the Company is not required to provide me with worker’s compensation insurance or applicable state unemployment insurance; (c) I am responsible to pay, according to applicable law, all income tax I may owe regarding my compensation hereunder; (d) I am liable for and will pay all applicable taxes required by applicable laws, which may including, but not be limited to, self-employment, federal and state income, social security, unemployment, disability and liability taxes and any other applicable governmental assessments; and (e) my relationship with the Company is terminable at the will of either party. Nothing in this Agreement is intended to, nor shall be construed to, change or alter such independent contractor status. The Company will instruct me as to the results it desires, but I will be solely responsible for the means and methods of achieving those results, and I will be responsible for providing my own tools and supplies, e.g. a computer, office supplies, transportation, etc., necessary for achieving those results. I further agree to hold harmless and indemnify the Company for any liability that the Company may incur due to my failure to satisfy or fulfill my obligations hereunder.

6.         Business Associate Agreement.   It is acknowledged and agreed that. if my Agreement includes a Business Associate Agreement or appendix or terms relating to Protected Health Information (as defined in 45 C.F.R. 160.103) (each a “BAA”), and if Contractor will use or have access to Protected Health Information in connection with the performance of the Contractor’s Services, Contractor agrees to the same restrictions and conditions that apply to Company personnel under the BAA with respect to such Protected Health Information, including, without limitation, the implementation of reasonable and appropriate safeguards, consistent with the requirements of the BAA, to protect any Electronic Protected Health Information (as defined in 45 C.F.R. 160.103) that it may obtain in connection with the performance of the Services. A BAA, if relevant and necessary, is attached hereto as Appendix B.

7.         Protection of Confidential Information and Trade Secrets.

(a)           I acknowledge that, while engaged by the Company, I will have access to and become acquainted with certain proprietary and other systems, methods, procedures, processes, records, documents, facilities, services, products, materials, data, software, code, writings, publications or other information that provide a commercial advantage to the Company, that the Company considers confidential, proprietary and/or trade secret information, or that. If disclosed, would be valuable to the Company’s competitors and/or damaging to the Company or its Suppliers or its Customers (“Confidential Information”). I understand that Confidential Information means, by way of example only and not limitation, bidding and pricing information and procedures; discounts; Suppliers and Supplier lists; Customer identities; lists; profiles; account information; business forms unique to the Company; business and marketing plans; business practices and strategies; pricing practices and strategies; system designs; computer programs, code and software; operating processes; internal financial and compensation information; and customer prospect and professional contact lists and information.

Confidential Information does not include information known to or otherwise readily available to the public. However, I understand that Confidential Information does include (i) information known by or available to the public that the Company or its agents has or have assembled, collected or developed in a form, format, information platform, or electronic or computerized technology or storage media, that provides a commercial advantage to the Company and is treated as confidential and proprietary; and (ii) any information previously known by me that I have supplied or provided to the Company in my capacity as an independent Contractor engaged by the Company for the Company’s use in acquiring, creating, marketing, providing, developing or managing the Company’s business.

(b)           I agree that at all times (whether during my engagement with the Company or thereafter, regardless of the reason for my ceasing to be engaged by Company). And except as otherwise provided in this Agreement or as required to fulfill my obligations under this Agreement, (1) I will hold Confidential Information in the strictest confidence, and (2) I will not copy, make notes of, disclose to others, or use for my own or for others’ benefit, any Confidential Information.

8.         Return of Company Property.

(a)           At the request of Company, and in any event when I cease to be engaged by the Company (regardless of the reason therefore), I will immediately deliver to the Company (and will not keep in my possession, recreate, copy or deliver to anyone else) all Property of the Company that is in my possession or under my control, in good condition, ordinary wear and tear excepted, retaining nothing, “Property of the Company” means, by way of example only and not limitation, all keys, files, records, notes, data, publications, documents, manuals, materials, computers, computer files, computer software, and equipment of any type, form or nature, whether prepared by me or otherwise coming into my possession or control, which relate to (1) my engagement, or (2) the business, activities, or facilities of the Company, or any of its

Customers, Suppliers, vendors, or agents.  “Property of Company” also includes all materials involving any Confidential Information.

(b)           I acknowledge and agree that records, files, reports, manuals, handbooks, computer diskettes, computer software and software tools, customer or client files and information, documents, equipment and the like, relating to the Company’s business or which are developed to for or by the Company, or which I shall develop, create, use, prepare or come into possession of during employment with the Company, shall remain the sole Property of the Company, and I covenant to promptly deliver to the Company any and all such Property, and any copies thereof no later than the termination of my employment with the Company.

9.         Exclusivity.   I covenant and agree that, at all times during my engagement by the Company, without the written consent of the Company, I will not, directly or indirectly, on my behalf or on behalf of any person or entity other than the Company, sell or develop products if the product(s) is/are the same or substantially similar to any Company Product sold or developed by me at any time within the twelve (12) months immediately preceding any such proposed sale or development.

10.       Non-Solicitation.   I covenant and agree that tor a period of one (1) year immediately following the termination of my engagement with the Company for any reason. I will not directly or indirectly, on my behalf, or on behalf of any other person or entity, sell, offer to sell, develop, or supervise others who sell, offer to sell or develop, products that are the same or substantially similar to any Company Product that I sold or developed within the twelve (12) months immediately preceding the termination of my engagement by the Company. However, this restriction shall apply only to Customers to whom I sold or for whom I developed Company Products within the twelve (12) months immediately preceding the termination of my engagement by the Company.

I understand, and the Company agrees, that the restrictions set forth in Sections 9 and 10 of this Agreement are not intended to restrict me from selling or developing (i) products that are not in competition with any Company Product purchased, sold or developed by the Company, or (ii) products that the Company no longer purchases, sells, offers for sale or develops.

11.       Solicitation of Company Employees.   I covenant and agree that, for a period of one (1) year immediately following the termination of my engagement by the Company for any reason, I will not hire or employ, offer to hire or employ, or supervise other persons who attempt to hire or employ, any person who was employed or engaged by the Company at any time within the six (6) months immediately preceding the end of my engagement by the Company, to purchase, sell, develop, or broker to or for another person or entity in competition will the business of the Company products that are the same or substantially similar to any Company Product.

12.       Post-Employment Property.   The parties agree that any work of authorship, invention, design, discovery, development, technique, improvement, source code, hardware, device, data, apparatus, practice, process, method or other work product whatever (whether patentable or subject to copyright, or not, and hereinafter collectively called “ Discovery”) arising from or related to the Company’s Services and Products or to the business of the Company, that Contractor, either solely or in collaboration with others. made, discovered, invented, developed, perfected, or reduced to practice prior to the Term of the Agreement, or makes, discovers, invents, develops, perfects, or reduces to practice during the Term of the Agreement (whether or not during regular business hours and created. conceived or prepared on the Company’s premises or Otherwise), shall be the sole and complete property of the Company. More particularly, and without limiting the foregoing, Contractor agrees that all of the foregoing and any (i) inventions (whether patentable or not. and without regard to whether any patent therefor is ever sought), (ii) marks, names, or logos (whether or not registrable as trade or service marks. and without regard to whether registration therefor is ever sought), (iii) works of authorship (without regard to whether any claim of copyright therein is ever registered), and (iv) trade secrets, ideas, and concepts ((i)- (iv) collectively, “Intellectual Property Products”) created, conceived, or prepared prior to or during the Term of the Agreement shall perpetually and throughout the world be the exclusive property of the Company, as shall all tangible media (including, but not limited to, papers. computer media of all types, and models) in which such Intellectual Property Products shall be recorded or otherwise fixed. Contractor further agrees promptly to disclose in writing and deliver to the Company all Intellectual Property Products. Contractor agrees that all works of authorship created b) Contractor during the Term of the Agreement shall be works made for hire of which the Company is the author and owner of copyright. To the extent that any competent decision-making authority should ever detem1ine that any work of authorship created by Contractor during the Tem1 of the Agreement is not a work made for hire, Contractor hereby assigns all rights, title and interest in the copyright therein, in perpetuity and throughout the world, to the applicable Company entity. To the extent that this Agreement does not otherwise serve to grant or otherwise vest in the Company all rights in any Intellectual Property Product created by Contractor during the Employment Period. Contractor hereby assigns all rights. Title and interest therein, in perpetuity and throughout the world, to the Company. Contractor agrees to execute, immediately upon the Company’s reasonable request and without charge, any further assignments, applications, conveyances or other instruments, at any time after execution of this Agreement, whether or not Contractor is employed by the Company at the time such request is made, in order to permit the Company and/or its respective assigns to protect, perfect, register, record, maintain, or enhance their rights in any Intellectual Property Product; provided, that, the Company shall bear the cost of any such assignments, applications or conveyances. Upon termination of Contractor’s engagement by the Company for any reason whatsoever, and at any earlier time the Company so requests, Contractor will immediately deliver to the custody of the person designated by the Company all originals and copies of any documents and other property of the Company in Contractor’s possession, under Contractor’s control, or to which Contractor may have access, retaining nothing.

While the parties have agreed that Contractor’s retention by the Company under this Agreement is sufficient consideration for the assignment by Contractor to the Company of any Intellectual Property Products created, conceived or prepared by Contractor arising from or related to the Company’s Services or Products or to the business of the Company prior to the Term of this Agreement and confidentiality obligations with respect thereto, the Company has also separately paid Contractor $10.00 as additional consideration therefore, the receipt and sufficiency of which consideration Contractor hereby acknowledges.

13.       Severability.   The Sections of this Agreement, including their respective subsections, are separate and independent covenants and obligations under this Agreement without regard to the remaining obligations herein. Furthermore, the Sections including their respective subsections, are severable individually from this Agreement, and in the event that one or more are determined to be illegal, invalid, or unenforceable, the parties intend that the validity of the remaining portions or provisions shall not be affected and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular, invalid part, term or provision.

Should any part of the restrictions or restrictive covenants set forth in Sections 9, 10 or 11 of this Agreement be declared invalid or unenforceable by any court of competent jurisdiction for any reason, such decision shall not affect the validity of any remaining portions of this Agreement, which remaining portions shall continue in full force and effect as if this Agreement had been executed with the invalid portion(s) thereof eliminated, provided, however, that if any portion of the restrictive covenants set forth in Sections 9, 10 or 11 hereof shall be declared invalid or unenforceable by any court of competent jurisdiction, or rendered null or void by legislative enactment for any reason, such that I run released from any part of my obligations hereunder, then the Company and I agree to promptly bargain in good faith to reach an agreement with respect to such restrictive covenants to replace the invalid provision by a provision that is valid and that follows as closely as possible the commercial intent of the invalid provision, or otherwise to reform this Agreement and/or the Compensation set forth in Appendix A hereto to make the payment to me consistent with the benefits received under this Agreement.

14.       No Defenses To Claims.   I acknowledge and agree that the existence of any claim or cause of action against the Company, or any of its officers, directors, stockholders, partners, members, managers, employees, agents, or representatives, whether predicated on this Agreement or any other agreement or duty, statutory or at common law, shall not constitute a defense to the enforcement by the Company of the restrictions, covenants, and agreements contained herein. By way of example and not limitation, the covenants set forth in Sections 6-12 of this Agreement, and their respective subparts, are effective and enforceable regardless of fault by the Company, and regardless of any claims that I may have against the Company.

15.       Remedies.

(a)           I acknowledge that the covenants contained herein, are, in view of the nature of the business of the Company, reasonable and necessary to protect the legitimate interests of the Company, and that a violation of any covenant will result in irreparable injury to the Company that cannot be reasonably or adequately compensated in damages. If I breach or threaten to breach any covenant contained in this Agreement, I agree that the Company shall be entitled to equitable relief by injunction or otherwise, without the requirement of proving actual damages, in addition to all other rights and remedies afforded by law, equity or otherwise. In the event that the Company seeks an injunction, I agree that the Company shall not be required to post any bond related thereto, and I hereby waive my right to request such a bond. I understand that this Agreement supplements and does not supplant rights and remedies available to the Company under statutory and/or common on law. I agree that the existence of any claim or cause of action by me against the Company shall not constitute a defense to the enforcement of the provisions of this Agreement.

(b)           I agree that in the event that a court of competent jurisdiction shall fail or refuse to enforce any of the separate covenants herein (as between each Section and within each Section), then the unenforceable covenant(s), unless reformed as set forth below, shall be separated from the remaining covenants to the extent necessary to permit the remaining covenants to be enforced.

(c)           In the event a legal action is commenced with respect to any of the provisions herein and I have not strictly observed such provisions, then the restriction period described in such Section(s) shall begin to run from the day of any Final Judicial Determination of such legal action. “Final Judicial Determination” shall mean the expiration of time to file any possible appeal from a final judgment in such legal action, or if an appeal be taken, the final determination of the final appellate proceeding.

(d)           I agree that, in the event that I breach any term of this Agreement, I shall reimburse the Company for any costs and expenses reasonably incurred as a result thereof, including reasonable attorneys’ fees, in addition to any other remedies to which the Company may be entitled.

16.       Termination of Engagement.   Subject to the post-engagement obligations set forth herein, including, for example, the obligations set forth in Sections 7 through 12 above, inclusive, either party may terminate my engagement by the Company for any reason by providing the other with written notice of termination at least thirty (30) days prior to such termination (“Notice of Termination”). If either the Company provides, or I provide, a Notice of Termination under this Section 16, the Company, at its sole discretion, may accelerate the effective date of the termination, and pay to me the Compensation described in Section 3 through the 30th day following such Notice of Termination. If the Company elects to accelerate the effective date of termination, it will provide me with written notice of such acceleration. Which notice will specify the date on which my engagement shall be deemed terminated. Such termination or acceleration of the termination date shall not be, nor shall it be deemed to be, a breach of this Agreement. The effective date of termination of my engagement shall be the earlier of (A) thirty (30) days following the Notice of Termination, or (B) the accelerated effective date of termination listed by the Company in its written notice to me.

17.       Representations of Contractor.   I represent and warrant to the Company that neither my duties as an independent contractor of the Company nor my performance of this Agreement will breach any other agreement to which I am a party or may be a party during the duration of this Agreement, including without limitation, any agreement limiting the use or disclosure of any information that I acquired prior to or during my engagement by the Company. In the course of performing my work for the Company, I will not disclose or make use of any information, documents or materials that I am under any obligation to any other party to maintain in confidence. In addition, I represent, warrant and acknowledge that the Company has relied on such representations and warranties in engaging me, and that I have not entered into, and will not enter into, any conduct or any agreement, either oral or written, in conflict herewith. In particular, I covenant and warrant that I will not enter into any agreement with a third-party during the duration of this Agreement if performing pursuant to such an agreement will cause me to breach or violate this Agreement, or if performing under this Agreement would cause me to breach or violate such an agreement. If it is determined that I am in breach of or have breached any of the representations set forth in this Section 17, the Company shall have the right to terminate the Agreement as provided herein.

I hereby represent and warrant that no conflict of interest exists by virtue of my obligations to my current employer and my obligations to Company under this Agreement. A conflict of interest exists if my employer competes with the Company or if my obligations to my employer compromises my ability to be loyal to the Company. I covenant and agree to inform the Company immediately in the event such a conflict of interest arises with regard to my current employer or any future employer.

18.       Governing Law Forum.   This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, exclusive of its conflict of laws provisions. The parties agree that any action brought to enforce this Agreement or to test the enforceability of any of its provisions shall be brought exclusively in either the United States District Court for the Eastern District of Virginia, Richmond Division, or the Circuit Court of the City of Richmond, Virginia.

19.       Entire Agreement; Amendments and Waivers.   This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. The parties acknowledge and agree that they have read and fully understand this entire Agreement; that it sets forth their entire agreement; and that neither party is to be considered the draftsman or scrivener hereof. In addition, the parties hereby disclaim any reliance on, or the applicability of, anything related to the subject matter hereof that is not set forth herein. By signing this Agreement, each party acknowledges that it has been provided an opportunity to seek the advice of legal counsel regarding the contents of this Agreement, and each party is entering into this Agreement knowingly, voluntarily and of his, her or its own accord.

20.       Assignment: Binding Effect.   This Agreement shall be binding on and inure to the benefit of the Company and Contractor and their respective successors and assigns, provided, however, Contractor may not assign or delegate Contractor’s duties, responsibilities and obligations hereunder. The Company may assign this Agreement and its rights hereunder to any third-party in connection with a sale of substantially all of the Company’s assets, or any transaction resulting in a change in the control of the Company, or to any affiliated entity including, without limitation, any entity in which the Company owns at least a controlling interest, in addition to the foregoing. The parties hereby agree that, to the extent Contractor provides services to any entity in which the Company owns at least a controlling interest, such entity shall have the same rights and protections as provided to the Company hereunder.

21.       Indemnification.   I hereby agree to indemnify hold harmless, and defend the Company and its officers, directors, partners, shareholders, executives, employees, and agents thereof, for and against any and all claims, actions, judgments, losses, obligations, liabilities, damages, costs and expenses, including attorneys fees, arising from, related to, or having as their basis, this Agreement, my performance of services under this Agreement, my breach of the terms of this Agreement, the access to, or disclosure or use of, Confidential Information by me, my employees, or agents, and any other act or omission by me, my employees, or my agents.

22.       Execution; Headings.   This Agreement shall be executed in multiple copies and each executed copy shall constitute an original, but the copies shall be deemed one and the same instrument. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

23.       Notices.   Any notice provided under this Agreement shall be in writing and shall be deemed to have been effectively given (i) upon receipt when delivered personally. (ii) one day after sending when sent by private express mail service (such as Federal Express), or (iii) five (5) days after sending when sent by regular mail to the following address:

In the case of the Company:

Lawrence Weinstein
ALR Technologies, Inc.
7400 Beaufont Springs Dr.
Suite 300
Richmond, VA 23225

In the case of the Contractor:

William Smith
Argos Advisors, LLC
46 Chestnut Hill Road
Wilton, CT 06897

or to other such address as may have been designated by the Company or the Contractor by notice to the other given as provided herein.

SIGNATURE PAGE FOLLOWS

I ACKNOWLEDCE THAT I HAVE CAREFULLY READ THIS AGREEMENT AND HAVE HAD THE OPPORTUNITY TO REVIEW ITS PROVISIONS WITH ANY ADVISORS AS I CONSIDERED NECESSARY AND THAT I UNDERSTAND THIS AGREEMENT’S CONTENTS AND SIGNIFY SUCH UNDERSTANDING AND AGREEMENT BY SIGNING BELOW. I AGREE THAT THE COVENANTS, RESTRICTIONS, AND REMEDIES SET FORTH HEREIN ARE FAIR AND REASONABLE AND ARE REASONABLY REQUIRED FOR THE PROTECTION OF THE INTERESTS OF THE COMPANY, ITS DIRECTORS, OFFICERS, SHAREHOLDERS, AND OTHER EMPLOYEES.

AGREED TO:

WILLIAM SMITH
Independent Contractor’s Signature

William Smith
Independent Contractor· s Name (typed or printed)

Date: 3/7/13

Address:
46 Chestnut Hill Road
Wilton, CT 06897

Appendix A to Independent Contractor Agreement

COMPENSATION AGREEMENT

In consideration of the performance of Contractor’s duties and covenants, as described in the Independent Contractor Agreement signed by the parties this 30th day of January, 2013 (the “Agreement”), ALR Technologies, Inc. (the “Company”) and William Smith (“Contractor”), hereby agree to the following fee arrangement:

(a)	the Company shall pay Contractor a fee of Ten Thousand US Dollars (US$10,000.00) (the “Fee”) each month, payable at the end of each month and beginning immediately;

(b)
the Company shall reimburse Contractor for all approved out-of-pocket, third-party expenses reasonably incurred by Contractor in the proper performance of his or her duties hereunder in conformance with the policies established by the Company from time to time; and

(c)
Contractor authorizes the Company to deduct from any tee due to Contractor, at any time, including any fee or payment with respect to the termination of the Agreement, any amounts the Company owes to Contractor by reason of Contractor’s purchases, advances, loans or in recompense for any damage to or loss of the Company’s property that Contractor bas caused.

Contractor acknowledges receiving from the Company the current Company policies relating to travel and reimbursements, and Contractor understands and agrees that Contractor must comply with the terms and conditions of all such policies.

ALR Technologies Inc. Confidential Information
Compensation Agreement 1107131.1

IN WITNESS WHEREOF, the Parties hereby agree that this Compensation Agreement shall be considered fully executed:

ALR Technologies Inc. (Company)		William Smith (Contractor)
I, the undersigned, certify that I have legal
authority to bind Company

Signature:	LAWRENCE WEINSTEIN	Signature:	WILLIAM SMITH

Name:	Lawrence Weinstein	Name:	William Smith

Title:	President	Title:	Sole Member

Date:	1/30/13	Date:	1/30/13

Company Notice Address:		Contractor Address:

ALR Technologies Inc.		Argos Advisors. LLC
Attention: Lawrence Weinstein		46 Chestnut Hill Road
President and COO		Wilton, CT 06897
7400 Beaufont Springs Dr
Suite 300
Richmond, VA 23225

ALR Technologies Inc. Confidential Information
Compensation Agreement 1107131.1

Appendix B to Independent Contractor Agreement

BUSINESS ASSOCIATE AGREEMENT

This Business Associate Agreement (“BAA”), effective on the date of full execution (the “Effective Date”), ie: entered into by and between William Smith (the “Business Associate”) and the ALR Technologies Inc. (the·”Covered Entity”).

Recitals

WHEREAS. Business Associate and Covered Entity are Parties to a certain Agreement and desire to bring the Agreement into compliance with the Health Insurance Portability and Accountability Act of 1996 (“HIPAA” and/or the “Act”) and its implementing regulations (45 CFR Pans 160 and 164) and related provisions as amended: the requirements of all insurance commissioner regulations implementing Title V of the Gramm-Leach-Bliley Act (15 USC § 6801 et seq.) that are applicable to parties relationship; and Sections 13400 through 13411 of the HITECH Act (Health Information Technology for Economic and Clinical Health Act, Title XIII of the American Recovery and Reinvestment Act, Pub. L. No. 111-5); and

WHEREAS, this BAA is not intended to represent the Parties exclusive obligations with respect to compliance with the aforementioned laws and regulations and the absence of any related requirement in this BAA shall not relieve a Party of its responsibility to be aware of and comply with the same.

NOW THEREFORE, the Parties hereby agree as follows:

1.         Definitions

The following capitalized terms are defined specifically for and shall be applied only in this BAA. Any capitalized terms which are not specifically defined in this BAA shall have the meaning set forth in the Act, the Agreement or, if not defined in the Agreement, then the common meaning of such term shall apply.

“Breach” shall mean the acquisition, access, use, or disclosure of PH1 in a manner that: (i) is not permitted by the HIPAA Privacy Rule; (ii) poses a significant risk of financial, reputational, or other harm to the Individual; and (iii) is not excluded from the definition of Breach found at 45 C.F.R. §164.402. In the event of any inconsistency between the definition of Breach in this BAA and the definition in the Privacy Rule, the definition in this Privacy Rule will control.

“Individual” shall have the meaning as set forth in 45 CFR 160.103 and shall include a person who qualifies as a personal representative in accordance with 45 CFR 164.502(g).

“Party” or “Parties’’ refers to Business Associate and Covered Entity individually or collectively as the case may be.

“Privacy Rule” means the Standards for Privacy of Individually Identifiable Health Information found at45 CFR 160 and 164, Subparts A and E, as such standards may be amended or supplemented from time to time.

“Protected Health Information”·or “PHI” means any individually identifiable health information about an Individual that is transmitted or maintained in any form or medium that: (a) is received by Business Associate from Covered Entity or received or created by Business Associate on behalf of Covered Entity; (b) relates to the past, present or future physical or mental health condition of an Individual, the provision of health care to an Individual, or the payment for provision of health care related to an Individual; and (c) identifies the Individual, or with respect to which there is a reasonable basis to believe the information can be used to identify an Individual. For purposes of the preceding sentence, information that is received or created by Business Associate on behalf of Covered Entity includes, without limitation, any and all

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BAA v 030110

information that Business Associate: (a) receives or creates in connection with the Agreement; or (b) creates using or based on any information accessed or received by Business Associate from (i) Covered Entity, or (ii) any third party in connection with the Agreement.

“Secretary” means the Secretary of the Department of Health and Human Services or his or her designee.

“Unauthorized Use” means any access, use, creation, modification, distribution, dissemination or disclosure of PH1 that is not expressly permitted by this BAA or otherwise expressly permitted in advance and in writing by the Individual or the Covered Entity.

“Unsecured Protected Health Information” shall mean PH1 in any form, including electronic, paper or verbal, that is not rendered unusable, unreadable, or indecipherable to unauthorized individuals through the use of a technology or methodology specified by the Secretary pursuant to the HITECH Act, as such guidance may be updated b) the Secretary from time to time.

2.         Use of Protected Health Information

Business Associate will not create or use PH1 other than for purposes of performing its obligations under the Agreement and only in the same manner as permitted if done by Covered Entity, as permitted by this BAA and consistent with the Privacy Rule and other applicable laws and regulations.

Business Associate acknowledges that it has a statutory duty under the HITECH Act to, among other duties: (a) use and disclose PH1 only in compliance with 45 C.F.R. §164.504(e) (the provisions of which are incorporated into this BAA); and (b) comply with 45 C.F.R. §§164.308 (“Security Standards: General Rules”), 164.310 (“Administrative Safeguards”), 164.312 (“Technical Safeguards”), and 164.316 (“Policies and Procedures and Documentation Requirements”). In complying with 45 C.F.R. §164.312 (“Technical Safeguards’’), Business Associate shall consider guidance issued by the Secretary pursuant to Section 13401 (c) of the HITECH Act and, if a decision is made to not follow such guidance, document the rationale for that decision.

3.         Disclosure of Protected Health Information

Except as expressly provided in this Section; Business Associate shall not disclose PH1 to any person or entity without the prior written consent of Covered Entity. Notwithstanding the foregoing, Business Associate may disclose PH1 to its employees and agents if and to the extent: (a) such employees or agents need to know such information in order for Business Associate to perform its obligations under the Agreement or this BAA; (b) such employees or agents have been notified that it is PH1 of Covered Entity; (c) such employees or agents have agreed to maintain and protect the confidentiality and privacy of the PH1 under terms and conditions that are at least as stringent as those set forth in this BAA; and (d) such disclosure would not violate any provision or this BAA or applicable law and would not violate the Privacy Rule if done by Covered Entity. Business Associate also may disclose PH1 as required by applicable law and/or regulation. Business Associate will provide to an Individual, upon the request of that Individual, his/her authorized representative, or the Covered Entity, an accounting of disclosures of PH1 in accordance with 45 C.F.R. §164.528.

4.         Security of Protected Health Information

Business Associate will protect the PH1 from any Unauthorized Use using safeguards and security measures that comply with the Privacy Rule and other applicable laws and/or regulations. Without limiting the foregoing, Business Associate will use safeguards and security measure to protect the PH1 that are at least as stringent as the safeguards and security measures that Business Associate uses to protect its own information.

5.         Other Obligations of Business Associate

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5.1
Unauthorized Use.   If Business Associate knows or should know of any Unauthorized Use or threatened Unauthorized Use, Business Associate will: (a) notify Covered Entity within twenty-four (24) hours; (b) promptly thereafter take appropriate action to stop the Unauthorized Use and prevent any further Unauthorized Use; and (c) promptly thereafter take appropriate action to mitigate any harm or potential harm that may result from such Unauthorized Use.

A report of Unauthorized Use under this Section shall include at least the following information:

(a)	the identity of each Individual whose information was accessed, acquired or disclosed during the Breach;

(b)	a brief description of what happened:

(c)	the date of discovery of the Breach;

(d)	the nature of the Unsecured Protected Health Information that was involved (e.g., social security numbers. date of birth. etc.):

(e)	any steps Individuals should take to protect themselves from potential harm resulting from the Breach: and

(f)	a brief description of what the Business Associate is doing to investigate the Breach, to mitigate harm to Individuals, and to protect against any further Breaches.

5.2
Confidentiality.   Business Associate will ensure that any person or entity to which Business Associate discloses any PH1 (or any other information or data which would enable such person or entity to create any PH1) executes a binding agreement to maintain and protect the confidentiality and privacy of the PH1 under terms and conditions that are at least as stringent as those set forth in this BAA, and such disclosure shall be to the minimum extent necessary to accomplish the intended goal.

5.3
Records.   During the period this BAA is in force and for a period of six (6) years thereafter, or such longer period as required by law and/or regulation. Business Associate will create and maintain complete and accurate records of all disclosures of PH1 including the date of the disclosure, the name and, if known, address of the recipient of the PH1, a brief description of the PH1 disclosed, the purpose of the disclosure and any other relevant information that Covered Entity may request Business Associate to record from time to time.

5.4
Audit.   Upon the request of Covered Entity, Business Associate will provide access, make available and, or provide copies to Covered Entity, the Secretary and/or any Individual or other designee of Covered Entity, as Covered Entity may direct: (a) all PH1; (b) all documents and any other information requested by Covered Entity relating to Business Associate’s internal policies and procedures relating to the use, disclosure, safeguarding, handling, or treatment of PH1; and (c) any and all books and records relating to the PH1, including without limitation the records maintained under Section 5.3 of this BAA. Covered Entity will endeavor to provide the request for access and/or copies at least five (5) business days in advance of the first day on which access and/or copies are to be provided or the requested materials or information are to be made available. In the event Covered Entity requests access and/or copies in a shorter time frame. Business Associate will use commercially reasonable efforts to meet the request. Covered Entity will not request that Business Associate use or disclose PH1 in any manner that would not be permissible under this BAA.

5.5
Amendment of Information.   Business Associate will make amendments to PH1 stored or maintained by Business Associate or otherwise in the possession or control of Business Associate as Covered Entity may direct from time to time.

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5.6
Protected Health Information of Third Parties. Under no circumstances will Business Associate disclose, transfer or transmit PH1 of any third party to Covered Entity absent the express authorization of such third party.

5.7
Remuneration in Exchange for Protected Health Information.   Business Associate may not receive direct or indirect remuneration in exchange for PH1 unless permitted by the Act or regulations issued by the Secretary.

6.         Obligations of Covered Entity

6.1
Notice Information.   Covered Entity will provide Business Associate with a copy of the notice of privacy practices that Covered Entity produces in accordance with the Privacy Rules, and any amended notice that may be subsequently produced, which notice will contain any optional limitations that Covered Entity has adopted. Business Associate will comply with any such optional limitations if and to the extent the optional limitations contained in any such notices affect Business Associates use and/or disclosure of PH1.

6.2
Individual Permissions.   Covered Entity will notify Business Associate of any changes in, or revocation of, permission by any Individual to use or disclose PH1 if such change or revocation would affect Business Associate’s use or disclosure of PH1. Business Associate will comply with such change or revocation.

6.3
Further Restrictions.   As applicable to Business Associate, Covered Entity will notify Business Associate of any restriction to the use and/or disclosure of PH1 that Covered Entity has agreed to as related to the request of an Individual in accordance with the Privacy Rule. Business Associate will comply with such restriction.

7.         Term and Termination

7.1	Term. This BAA will take effect on the date of full execution and will terminate as set forth herein.

7.2
Relationship with the Agreement.   This BAA will terminate in the event of the termination or expiration of the Agreement for any reason. The Agreement will terminate in the event of termination of this BAA for any reason. In the event of a termination of this BAA for Breach and the termination of the Agreement as a result thereof, the Agreement shall be deemed to have been terminated as a result of a breach by the same Party whose Breach resulted in termination of this BAA.

7.3
Termination for Breach.   In the event a Party breaches this BAA and: (a) the breaching Party fails to cure such breach within ten (10) days after the other Party gives written notice describing the breach; or (b) the breach is not curable, then the non-breaching Party may terminate this BAA and the Agreement by giving the breaching Party five (5) days prior written notice of termination.

7.4	Termination not Feasible. If in the event of a breach of the terms set forth herein and neither termination nor cure is feasible, then Covered Entity will report the breach to the Secretary.

7.5
Effect of Termination.   Except as provided in Section 7.6 of this BAA, upon termination of this BAA for any reason, Business Associate will return or destroy, as directed by Covered Entity, all PH1 in Business Associates possess. Business Associate will also cause any person or entity to which it has disclosed PH1 to return or destroy, as directed by Covered Entity, such PH1. Except as required by applicable law or regulation, neither Business Associate nor any person or entity to which Business Associate has disclosed PH1 shall retain copies of PH1. In the event any PH1 is

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permitted or required to be maintained under this section, it shall only be for the minimum period required and shall be maintained in a manner consistent with the terms of this BAA.

7.6
Return or Destruction not Feasible.   In the event Business Associate believes that returning or destroying PH1 is not feasible, Business Associate will provide to Covered Entity notice of Business Associate’s belief and the reasons and justification for such belief. If Covered Entity agrees in writing that returning or destroying PH1, or any portion thereof, would not be feasible, then Business Associate is not required to return or destroy such PH1, however, shall maintain such in a manner consistent with the terms of this BAA.

7.7
Obligation with Respect to Retained Protected Health Information.   To the extent Business Associate is not required to return or destroy PH1 under Section 7.6. Business Associate will not use or disclose any PH1 after termination of this BAA for any reason whatsoever other than as expressly directed or approved in writing by Covered Entity subsequent to termination.

7.8
Remedies Cumulative.   The right to terminate this BAA and the Agreement and any other rights and remedies set forth in this BAA are cumulative and not in lieu of any other rights and remedies available to the Parties under contract, at law or in equity.

8.         Miscellaneous

8.1
Notices.   All notices hereunder shall be in writing and shall be deemed given when: (a) delivered personally, or (b) delivered by United States mail or commercial express mail service, postage prepaid, certified or registered, return receipt requested, properly directed to the recipient at the address set forth on the signature page of this BAA. A Party may change its contact information set forth herein by giving the other Party written notice of such change in accordance herewith.

8.2	Counterparts. This BAA may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one instrument.

8.3
Non-waiver.   Failure by either Party to enforce any provision of this BAA will not be deemed a waiver of future enforcement of that or any other provision. No waiver of any breach of any provision of this BAA shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving Party.

8.4
Assignment.   Business Associate will not assign (whether voluntarily. in voluntarily. by operation of law or otherwise) this BAA or any of its rights or obligations under this BAA without the prior written consent of Covered Entity, which consent shall not be unreasonably withhold or delayed. Notwithstanding the foregoing, Business Associate may assign this BAA in connection with any merger, consolidation or other corporate reorganization or any sale, assignment or other transfer of all or substantially all of Business Associate’s assets; provided, that the successor agrees in writing to be bound by all of the terms and conditions of this BAA. Subject to the foregoing restrictions on assignment by Business Associate, the requirements of this BAA will be fully binding on, inure to be benefit or and be enforceable by the Parties and their respective successors and assigns.

8.5
Entire Agreement.   This BAA constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements or communications related to the same. In the event of any conflict or inconsistency between this BAA and the Agreement, the terms and provisions of this BAA will supersede and govern.

8.6
Amendment.   This BAA may not be amended, except by a writing signed by the Parties. The Parties agree to take such action as is necessary to amend this BAA as necessary from time to time for Covered Entity to comply with the Privacy Rule and other applicable laws and regulation:..

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8.7
Compliance with Laws.   The Parties shall comply with all applicable state and federal laws and regulations in meetings their respective obligations under the Agreement and this BAA, including: (a) the Health Insurance Portability and Accountability Act of 1996 (“HIPAA” and/or “the Act”) and its implementing regulation (45 CFR Parts 160 and 164) and standards related to Individual Identifiable Health Information (the “Privacy Rule”); (b) the applicable requirement of Title V of the Gramm-Leach-Bliley Act U5 USC § 6801 et seq.); (c) and obligations set forth under the Health Information Technology for Economic Clinical Health Act (“HITECH Act”), Title XIII of the American Recovery and Reinvestment Act of 2009 and its implementing regulations (“ARRA”).

8.8
No Third Party Beneficiaries.   With the exception of an Individual, this BAA is not intended to confer any right or benefit on any third Party. No action may be commenced or prosecuted against a Party by any third-party claiming as a third-party beneficiary of this BAA.

8. 9
Confidentiality Provisions.   If and to the extent the Agreement contains any provisions regarding confidential or proprietary information, the PH1 will be deemed to be confidential or proprietary information of Covered Entity under such provisions and the use, disclosure, treatment, handling, modification, distribution, dissemination and all other disposition of the PH1 will, except to the extent expressly set forth to the contrary in this BAA, be governed by such provisions.

8.10
Governing Law.   The terms or this BAA will be governed by and construed in accordance with the laws of the Commonwealth or Virginia without regard to any conflicts of laws principle to the contrary. The Parties hereto irrevocably submit in any suit, action or proceeding arising out of or related to this BAA or any of the transactions contemplated hereby to the jurisdiction of the federal and state courts of Virginia and waive any and all objections to jurisdiction and forum. Business Associate will not institute, prosecute or commence any action, suit, claim or proceeding arising out for related to the BAA or any of the transactions contemplated hereby except in such courts.

IN WITNESS WHEREOF, the Parties hereby agree that this BAA shall be considered fully executed.

ALR Technologies Inc. (Covered Entity)		William Smith (Business Associate)
The undersigned certifies that he or she has legal
authority to bind Covered Entity

Signature:	LAWRENCE WEINSTEIN	Signature:	WILLIAM SMITH

Name:	Lawrence Weinstein	Name:	William Smith

Title:	President	Title:	Sole Member

Date:	3/7/16	Date:	3/6/13

Covered Entity Notice Address:		Business Associate Notice Address:

ALR Technologies Inc.		Argos Advisors. LLC
Attention: Lawrence Weinstein		46 Chestnut Hill Road
President and COO		Wilton, CT 06897
7400 Beaufont Springs Dr
Suite 300
Richmond, VA 23225

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